UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                                                                           ☑
Filed by a Party other than the Registrant                                            ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

ENERGY COMPOSITES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1.	Title of each class of securities to which transaction applies:____________________________________
2.	Aggregate number of securities to which transaction applies:____________________________________
3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_________________________________

4.	Proposed maximum aggregate value of transaction:_______________________
5.	Total fee paid:___________________________
☐           Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:_______________________
2.	Form, Schedule or Registration Statement No.:___________________
3.	Filing Party:__________________________
4.	Date Filed:___________________________

4400 Commerce Drive
Wisconsin Rapids, Wisconsin  54494

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder,

We cordially invite you to the 2009 Annual Meeting of Stockholders (“Annual Meeting”) of Energy Composites Corporation (“we,” “us,” or “our”).  The meeting is at 10:00 a.m., Central Daylight Saving Time, on Tuesday, June 2, 2009, at the Hotel Mead & Conference Center located at 451 East Grand Avenue, Wisconsin Rapids, Wisconsin  54495.

At the Annual Meeting, you will be asked to vote on the following matters:

(1)  The election of the Board of Directors consisting of five Directors to serve for one year and until the election and qualification of their successors;
(2)  Ratification of the appointment of Carver Moquist & O’Connor, LLC as our independent registered public accounting firm for 2009;
(3)  Approval of the Energy Composites Corporation Employee Stock Purchase Plan; and
(4)  Transaction of such other matters as may properly come before the Annual Meeting or any adjournments and postponements thereof.

Common stockholders of record at the close of business on April 30, 2009 are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Samuel W. Fairchild

Samuel W. Fairchild
Chief Executive Officer and Director

April 30, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting To be Held on June 2, 2009.

The Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2008 that accompany this Notice are available for viewing via the Internet at www.vfnotice.com/energycomposites.

YOUR VOTE IS IMPORTANT

We urge you to read the accompanying proxy statement carefully.  Whether or not you plan to attend the Annual Meeting, please take time to vote as soon as possible by completing and mailing the enclosed proxy card.  No postage is required if mailed in the United States.

4400 Commerce Drive
Wisconsin Rapids, Wisconsin  54494

PROXY STATEMENT
For the Annual Meeting of Stockholders to be held on
Tuesday, June 2, 2009, at 10:00 a.m., Central Daylight Saving Time,
at 451 East Grand Avenue, Wisconsin Rapids, Wisconsin  54495

Introduction

The Board of Directors of Energy Composites Corporation (“we,” “us,” “our,” or the “Company”) is soliciting proxies for the 2009 Annual Meeting of Stockholders (“Annual Meeting”).  This proxy statement and the accompanying proxy card contain information about the items you will vote on at the Annual Meeting.  We began mailing these documents to stockholders on or about May 5, 2009.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How to Vote

There are two ways you may vote, as explained in the detailed instructions on your proxy card.  You may vote by completing and returning your proxy card in the enclosed envelope.  You may also vote in person by attending the Annual Meeting.  Please see the enclosed proxy card for more detailed information on how to vote your shares.

Reduce Mailing Costs

If you share the same last name with other stockholders living in your household, you can help us reduce printing and mailing costs by electing to receive only one copy of our annual report and proxy statement.  Please see “Questions and Answers About the Meeting and Voting” below for more information about “householding.”

Other Matters Related to the Meeting

Only matters brought before the Annual Meeting in accordance with our Amended and Restated Bylaws will be considered.  Aside from the items listed above in the Notice of Annual Meeting, we do not know of any other matters that will be presented at the Annual Meeting.  However, if any other matters properly come before the Annual Meeting or any adjournment, the proxy holders will vote them in accordance with their best judgment.

Questions and Answers about the Meeting and Voting

Who may vote and how many votes do I have?

Common stockholders of record at the close of business on April 30, 2009 may vote.  As of that date there were outstanding and entitled to vote 42,070,585 shares of our common stock.  For each matter presented for a vote, you have one vote for each share you own.

How do proxies work?

The Board of Directors is asking for your proxy.  Giving your proxy means you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct.  You may vote for all, some or none of our director nominees.  If you sign and return the proxy card but do not specify how to vote, the persons named as proxies will vote your shares as follows: (1) “FOR” our director nominees; (2) “FOR” ratification and confirmation of Carver Moquist & O’Connor, LLC as our independent registered public accounting firm for 2009; and (3) “FOR” the proposed approval of the Energy Composites Corporation Employee Stock Purchase Plan.  We do not expect any other items to be presented at the Annual Meeting; however, your proxy will give discretionary authority to the persons named as proxies to vote on any other matters that may be properly brought before the Annual Meeting.

What does it mean if I receive more than one proxy card?

You may receive more than one proxy card depending on how you hold your shares and how your shares are registered.  If you hold shares through someone else, such as a bank or broker, you may also receive proxy materials from them asking how you want to vote.  You will also receive one proxy card for all shares of common stock held in or credited to your name on our stockholder list as of the record date.

If you receive more than one proxy card, we encourage you to complete and return all proxy cards delivered to you to vote all shares registered to you.

Can I change my vote?

You can revoke a proxy before the time for voting at the Annual Meeting in several ways: (1) by mailing a revised proxy card with a more recent date than the prior proxy (we must receive the revised proxy card before the Annual Meeting to be effective); (2) by notifying our Company Secretary in writing that you are revoking your proxy; and (3) you may also revoke your proxy by voting in person at the Annual Meeting.

Who can attend the Annual Meeting?

All stockholders who owned shares at the close of business on April 30, 2009, or their duly appointed proxies, may attend the Annual Meeting.  Each stockholder may be accompanied by one guest.  Registration will begin at 9:00 a.m., and seating will begin at 9:30 a.m.  If you attend, you may be asked to present valid picture identification, such as a driver’s license or passport.

Please note that if you hold your shares in “street name” (through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership on April 30, 2009 and check-in at the registration table at the Annual Meeting.

What constitutes a “quorum” for the Annual Meeting?

A quorum is necessary to conduct business at the Annual Meeting.  A quorum requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting.  We count broker “non-votes” and abstentions as present for purposes of determining whether a quorum is present at the Annual Meeting.

What is a broker “non-vote”?

If a broker holds your shares in street name and you fail to provide voting instructions to your broker, the broker has the discretion to vote your shares on routine matters, such as director elections and ratification of auditors, but not on non-routine matters, such as the proposed approval of the Energy Composites Corporation Employee Stock Purchase Plan, or stockholder proposals.  Broker “non-votes” on non-routine matters occur when you fail to provide voting instructions to your broker for shares you hold through your broker.  As explained below (see, “How many votes are needed?”), broker “non-votes” do not count as votes cast.  As a consequence, it is important that you provide voting instructions to your broker for shares you hold through your broker.

How many votes are needed?

A plurality of the votes cast at the Annual Meeting is required to elect directors.  This means that the Director nominee with the most votes for a particular slot is elected for that slot.  You may vote “FOR” or “WITHHELD” with respect to the election of directors.  Only votes “for” or “withheld” are counted in determining whether a plurality has been cast in favor of a Director.  Abstentions are not counted for purposes of the election of Directors.

For all matters to be voted upon at the Annual Meeting other than election of directors, the affirmative vote of a majority of the shares present and entitled to vote on that matter, in person or by proxy, at the Annual Meeting is necessary for approval.  For these matters, abstentions have the same effect as a vote “against” the proposals.

Who pays for the solicitation of proxies?

We pay the cost of soliciting proxies.  We do not plan to retain a professional proxy solicitor for this Annual Meeting.  In addition to the use of the mail, proxies may be solicited personally or by telephone or electronic media by our employees.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders.

What is “householding”?

Householding is a procedure that permits us, with your prior permission, to send a single set of our annual report and proxy statement to any household at which two or more stockholders reside.  Each stockholder will continue to receive a separate proxy card for voting and attendance purposes.  Householding reduces the volume of duplicate information you receive, as well as our expenses.

BENEFICIAL OWNERSHIP AND OTHER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock on April 30, 2009 by each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock and our current directors and executive officers.

Name and Address of Beneficial Owners (1)	Amount and Nature of Beneficial Ownership	Percent of Class for Vote (2)
Jamie Lee Mancl 4400 Commerce Drive Wisconsin Rapids, Wisconsin 54494	24,000,000 (3)	57.1%
Jennifer Lynn Mancl 4400 Commerce Drive Wisconsin Rapids, Wisconsin 54494	24,000,000 (3)	57.1%
Samuel W. Fairchild	1,724,596 (4)	4.0%
Thomas J. Klismith	484,585 (5)	1.1%
Daniel P. Wergin	230,954 (6)	0.5%
Jeffrey S. Keuntjes	45,199 (7)	0.1%
Kenneth A. Iwinski	24,272	0.1%
Officers and directors as a group (7 persons)	26,509,606 (8)	62.9%

_______________

(1)
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, it is anticipated that each person named in the table will have sole voting and investment power with respect to the shares set forth opposite such person’s name.

(2)	Based on 42,070,585 shares of common stock outstanding as of April 30, 2009.
(3)	Jamie Lee Mancl and Jennifer Lynn Mancl are married and share the voting and investment power associated with the 24,000,000 shares of common stock they own.
(4)	Includes 744,596 shares of common stock held by ECC Investment Partners LLC and 730,000 shares of common stock issuable upon exercise of warrants.
(5)
Includes 153,206 shares of common stock held by Jay-Mar Road Professional Court LLC, 41,069 shares of common stock held by F&R Property, LLC, and 240,000 shares of common stock issuable upon exercise of warrants.

(6)	Includes 40,000 shares of common stock issuable upon exercise of warrants.
(7)	Includes 10,000 shares of common stock issuable upon exercise of warrants and 10,000 shares of common stock issuable upon conversion of convertible debentures.
(8)	Includes 1,020,000 shares of common stock issuable upon exercise of warrants and 10,000 convertible shares of common stock issuable upon conversion of convertible debentures.

Changes in Control

As of October 14, 2008, we completed a reverse acquisition of Advanced Fiberglass Technologies, Inc. (“AFT”).  The completion of the reverse acquisition effected a change of control.  Pursuant to the reverse acquisition, we issued 28,750,000 shares of our common stock to AFT’s stockholders or approximately 72% of the then issued and outstanding common stock after the cancellation of 21,750,000 shares held by Diana L. Hassan, our former officer and sole director.  Thus, AFT’s stockholders gained voting control and elected our current slate of directors and officers, who now beneficially own 62.9% of our outstanding common stock.  Jamie Mancl and Jennifer Mancl hold a majority of the outstanding shares of common stock and have voting control over all matters presented to the stockholders for a vote.  As a result of the reverse acquisition, we now own 100% of the outstanding common stock of AFT.

Interests of Directors and Officers in Matters to be Acted Upon

Other than the election of the nominated directors, no director or officer, or associate of any director or officer or any other person will receive extra or special benefit from the matters described herein which is not shared on a pro rata basis by all other holders of securities of the same class in accordance with their respective interests.  If approved by our stockholders, our officers and certain of our directors that are employees will be eligible to participate in our Employee Stock Purchase Plan on the same terms and conditions as all of our eligible employees and will not receive any extra or special benefit by participating in such plan that is not shared by each plan participant.

ITEM 1. ELECTION OF DIRECTORS

The first item to be acted upon at the Annual Meeting is the election of five directors to our Board of Directors.  Each of the persons elected will serve a term of one year and until the election and qualification of his or her successor.  We are not aware of any material proceedings to which any of the nominee directors, or any associate of any such director, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  Each nominee has consented to being named as a nominee and to serve if elected.

Director candidates are nominated by the Board of Directors, as we do not believe that it is necessary to have a separate Nominating Committee.  To date, it has not been necessary to engage a third party search firm to assist in identifying suitable candidates for directors.  The Board of Directors believes that our existing Board members and executive management have sufficient networks of business contacts to form a suitable candidate pool from which nominees may be identified in the future.

If any Director nominee named in this proxy statement shall become unable or decline to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors, if the Board of Directors determines to fill such nominee’s position.

Unless authorization is withheld, the enclosed proxy, when properly signed and returned, will be voted “FOR” the election as directors of all of the nominees listed in this proxy statement.

The Board of Directors unanimously recommends that you vote “FOR” each nominee director.

Nominees for Director to be Elected

Name	Age	Current Position with Company
Samuel W. Fairchild	55	Chief Executive Officer and Director
Jamie Lee Mancl	36	President and Director
Jennifer Lynn Mancl	34	Vice President and Director
Daniel P. Wergin	67	Director
Thomas J. Klismith	50	Director

The nominees for election as directors have provided the following information about themselves:

Samuel W. Fairchild.  Mr. Fairchild has served as our director and Chief Executive Officer since October 2008.  Mr. Fairchild has served as a director of Advanced Fiberglass Technologies, Inc. (“AFT”) since April 2008.  Previously, he served as Chief Executive Officer and Director of Tower Tech Holdings (TWRT), the predecessor to Broadwind Energy (BWEN), from 2006 – 2007, where he led the growth in market capitalization from $40 million to nearly $1 billion through process restructuring, market repositioning, capital formation and responsive corporate governance.  Mr. Fairchild has been the President of the Tadpole Group, an investment portfolio-holding company focused on harvesting value from transformation, since August 2004.  He has also been Managing Director of Theseus Capital Partners, an investment advisory firm, since August 2004.  Prior to founding Theseus in 2004, Mr. Fairchild co-led the Global Government, Transport & Infrastructure Group of PA Consulting Group, a role he assumed in 1999 as a result of PA’s acquisition of GKMG Consulting Services, a strategic consulting firm he founded in 1992.  During that period, he also served as “shadow CEO” of Air New Zealand following the demise of its wholly-owned subsidiary, Ansett Airlines, where he led the Crown’s acquisition of most of the outstanding shares and the comprehensive turnaround of the airline.  He has also served in the White House as senior advisor to President Reagan and Vice President Bush for transportation policy, and was George Bush’s Acting Assistant Secretary of Transportation for Policy and International Affairs.  Following his government service, Mr. Fairchild was a member of the management group at the Carlyle Group, where he helped to establish BDM International’s transportation group before BDM was sold to TRW, Inc.  Since May 1996, Mr. Fairchild has been the Chairman of the Board of Schiphol North America, the owner of JFK’s $1.4 billion Terminal Four and the international arm of Amsterdam Airport’s Schiphol Group.

Jamie Lee Mancl.  Mr. Mancl has served as our President and as a director since October 2008.  Mr. Mancl has served as President and a director of AFT since its inception in January 2005.  From 1995 to January 2005, he operated M&W Fiberglass, LLC (“M&W”), the predecessor company to AFT.  Mr. Mancl is the sole owner of M&W.  He is also the owner of Fiberglass Piping & Fitting Company (“FPF”), a firm he founded in 2006 which he continues operate.  Mr. Mancl has an extensive background managing success in the composites industry.  From 1989 to 1995, he served in various management positions at Industrial Fiberglass.  Mr. Mancl has a successful track record managing the day-to-day operations of a growing composites fabricator, and is an industry-recognized expert in composites.

Jennifer Lynn Mancl.  Mrs. Mancl has been our Vice President and a director since October 2008.  Mrs. Mancl has served as Vice President of AFT since its inception in January 2005 and as a director since April 2008, where she has been responsible for all administrative processes, marketing and external affairs.  From 1998 to 2003, Mrs. Mancl worked for Stora Enso North Amerca, where she gained plant floor experience in the pulp and paper industry as well as considerable experience in purchasing and negotiations.  In 2002, Mrs. Mancl earned a B.A. degree in Business Administration and Marketing from Lakeland College in Wisconsin.

Daniel P. Wergin.  Mr. Wergin has served as our director since October 2008.  He has also served as a director of AFT since April 2008, following his resignation from the Board of Broadwind Energy (BWEN).  Mr. Wergin was a founder of Broadwind’s predecessor company, Tower Tech Holdings (TWRT), and that company’s first Chief Financial Officer.  He has also been the President of Choice, Inc., a real estate investment and development company based in Manitowoc, Wisconsin, since 1970.  Mr. Wergin has specialized in real estate development, leasing, and 1031 exchanges.  He has been a member of the National Association of Realtors and its Certified Commercial Investment Division since 1975.

Thomas J. Klismith.  Mr. Klismith has served as our director since October 2008.  He has also served as a director of AFT since April 2008.  Mr. Klismith has been a Certified Public Accountant since 1984 and in 1988 he founded Klismith Accounting & Tax Group, which provides accounting, tax planning, software consulting and financial advisory services to individuals and businesses in central Wisconsin.  Mr. Klismith has significant experience in tax planning and preparation, financial reporting, business budgeting and forecasting, financial, estate and retirement planning and business consulting.  Mr. Klismith is a member of both the American and Wisconsin Institutes of Certified Public Accountants.

Jamie Lee Mancl is married to Jennifer Lynn Mancl.  Other than the Mancls, there are no family relationships between any of our nominee directors.  During the last five years, none of the nominee directors has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Board of Directors’ Responsibilities and Committees

The Board of Directors’ primary responsibility is to seek to maximize long-term stockholder value.  The Board of Directors selects our management, monitors management and Company performance, and provides advice and counsel to management.  Among other things, the Board of Directors regularly reviews our business strategy and approves our budget.  In fulfilling the Board of Directors’ responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.

We are still in the process of organizing and formalizing the processes of our Board of Directors.  Our operating business, AFT, was a private closely-held corporation prior to the reverse acquisition and, as such, we did not have established corporate governance policies, procedures and charters in place.  We still do not have separate audit, nominating, compensation or any other special committees at this time.  All board decisions are considered and voted upon by the entire Board of Directors, including matters traditionally assigned to audit, nominating and compensation committees.  We intend to establish separate committees and are considering expanding our Board of

Directors to add more independent directors.  As a first step in the process of establishing corporate governance policies and procedures, our Board of Directors adopted a code of ethics of members of our management on April 14, 2009.  We will provide a copy of our code of ethics to any person without charge, upon request for such copy being mailed to our Corporate Secretary at 4400 Commerce Drive, Wisconsin Rapids, Wisconsin  54494.

Board Meetings and Annual Meeting Attendance

Since completing the acquisition of AFT, our Board of Directors typically meets at least once per month for regularly scheduled meetings, and special meetings are scheduled when required.  The Board of Directors held three meetings in 2008.  Thomas Klismith and Jennifer Mancl each missed one Board of Directors’ meeting in 2008.  The Board of directors has adopted a policy that all directors must attend at least 80% of all regularly scheduled Board of Directors’ meetings and at least 70% of all special Board of Directors’ meetings.  Although we have no formal policy relating to directors’ attendance at the Annual Meeting, we encourage all our directors to attend the Annual Meeting and reimburse expenses associated with attendance.

Director Compensation

None of our directors received any compensation for their services as directors in 2008.  We have adopted a director compensation package for 2009.  Each director will receive a $30,000 restricted stock grant per year plus $500 cash for each board meeting attended.  We also reimburse our directors for actual reasonable expenses incurred in attending each meeting.  In addition, each chairperson of a committee will receive a $15,000 restricted stock grant per year.  All restricted stock will be paid to the directors in arrears for the previous year of service.

The following table sets forth information regarding the remuneration of some of our directors during 2008.  The compensation of our remaining directors is disclosed in the Summary Compensation Table under the heading “Executive Compensation.”

Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
	($)	($)	($)	($)	($)
Jennifer Lynn Mancl	40,000	-	-	1,200 (1)	41,200
Daniel P. Wergin	-	-	-	-	-
Thomas J. Klismith (2)	-	-	-	-	-
(1)	Jennifer Mancl serves as our Vice President and receives compensation in that capacity. Other compensation for Mrs. Mancl during 2008 consisted of $1,200 in Simple IRA contributions.
(2)
Mr. Klismith did not earn any compensation for his services as a director during 2008.  However, Mr. Klismith’s firm, Klismith Accounting and Tax Group, was paid $45,795 in 2008 for accounting, tax and business consulting services rendered to our Company and AFT during that period.

Conflicts of Interest and Related Party Transactions

Our officers and directors are now and may in the future become stockholders, officers or directors of other companies that may be engaged in business activities similar to those conducted by us.  Accordingly, direct conflicts of interest may arise in the future with respect to such individuals acting on our behalf or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise.  Although we do not currently have a right of first refusal pertaining to opportunities that come to management’s attention insofar as such opportunities may relate to our business operations, we have established a conflict of interest policy intended to ensure timely disclosure and avoidance of activities and relationships that conflict with the interests of the Company.

Our officers and directors are subject to the restriction that all opportunities contemplated by our business plan which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to our Company.  A breach of this requirement will be a breach of the fiduciary duties of the officer or director.

All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party.  A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions.

Jamie L. and Jennifer L. Mancl.  Mr. Mancl owns 100% of M&W, which owned and leased our manufacturing plant to us in 2007 and 2008.  On December 31, 2008, we exercised our option to purchase the manufacturing facility we were leasing from M&W for a purchase price of $4,500,000.  The purchase price for the facility was paid in the form of: (i) an assumption of the industrial revenue bonds and note related to the building and land; (ii) cash at closing in the amount of $500,000; and (iii) the balance ($1,045,328) in the form of a promissory note bearing interest at an annual fixed rate of 4.775% which was determined using the twelve-month LIBOR as of December 31, 2008 (2.025%) plus 2.75%, payable in quarterly installments of principal and interest amortized over not more than 15 years with the unpaid principal balance due not later than December 15, 2015.  The assumed debt consisted of all obligations of M&W under the bond agreement and promissory notes related to the plant and its equipment.  As of December 31, 2008, the amount of the assumed debt of the industrial revenue bonds was $2,879,672.

In addition to the $4,500,000 purchase price paid on December 31, 2008, we paid total rent to M&W of $420,000 during 2008 pursuant to the lease of the manufacturing plant.  In 2007, we paid $178,000 in rent to M&W.  After deductions for depreciation, interest and other expenses, M&W’s net profit from the lease during 2008 and 2007 was $160,455 and $107,191, respectively.

Mr. Mancl also owns 100% of FPF, which is a distributor of imported fiberglass piping and fitting products.  We purchase products from FPF from time to time for use in the manufacture of our products.  During 2008 and 2007, we purchased products from FPF totaling $150,604 and $143,448, respectively.  FPF’s gross profit on these purchases was $24,153 and $35,165 during 2008 and 2007, respectively.  Our board of directors has reviewed the related party transactions with FPF and determined it is in its best interest to continue to purchase products from FPF given their high quality, the limited availability of such products from other suppliers at a competitive price and the costs to produce or import comparable products.  On October 13, 2008, AFT entered into a Purchase and Supply Agreement with FPF pursuant to which AFT may purchase fiberglass piping and fitting products at FPF’s net direct cost.  The Purchase and Supply Agreement was filed as an exhibit to our Current Report on Form 8-K filed October 17, 2008.

M&W Fiberglass, LLC.  Prior to the acquisition of the manufacturing facility on December 31, 2008, we were co-borrowers with M&W, Jamie Mancl and Jennifer Mancl under a Bond Agreement with the City of Wisconsin Rapids and Nekoosa Port Edwards State Bank (“Bank”) pursuant to which tax-exempt industrial revenue bonds in the amount of $4,000,000 were issued by the City (“IRB Debt”), $3,000,000 of which was used for the purpose of financing the construction of the manufacturing facility owned by M&W and leased to us and $1,000,000 of which was used for the purpose of financing the acquisition of equipment owned by us and installed at the facility.  As part of the purchase of the manufacturing facility, we executed an assignment and assumption agreement whereby M&W and the Mancls are no longer obligated under the IRB Debt.

Fiberglass Piping & Fitting Company.  During 2008 and 2007, FPF operated its business out of the same manufacturing facility that we leased from M&W (and now own).  FPF occupied approximately 1,000 square feet of the facility on a rent free basis.  The value of the space provided during 2008 and 2007 based on the rental payments made by us to M&W was approximately $4,800 and $1,707.  As of November 1, 2008, FPF has moved its operations to an offsite location.

During 2007 and 2008, FPF obtained debt financing from the Bank to buy inventory that was secured, in part, by AFT guarantees and assets.  As of October 9, 2008, AFT has been released by the Bank as guarantor and its assets no longer serve as collateral for FPF’s debts.

Klismith Accounting and Tax Group.  Thomas J. Klismith has provided tax, accounting, and business consulting services to us for several years.  The following table sets forth payments made and amounts owed to Mr. Klismith’s firm during the years ending and as of December 31, 2008 and 2007:

	December 31,
	2008	2007
Payments made	$45,795	$50,396
Amounts owed	$4,940	$9,830

Convertible Debentures and Warrants.  During 2008, we conducted a private offering of units consisting of (i) a 3-year, 6% convertible debenture with a conversion price of $2.50 per share, and (ii) a number of warrants exercisable into shares of the Company’s common stock equal to the number of shares issuable upon conversion of the principal amount of the Debentures.  Each Warrant is exercisable into shares of common stock for a term of 3 years at $5.00 per share.  Samuel W. Fairchild, Thomas J. Klismith, Daniel P. Wergin, and Jeffrey S. Keuntjes all participated in our private placement of debentures and warrants.  The following table details the participation in the private placement by these individuals:

Name	Debentures Purchased	Warrants Purchased
Samuel W. Fairchild (1)	$1,825,000	730,000
Thomas J. Klismith (2)	$600,000	240,000
Daniel P. Wergin	$100,000	40,000
Jeffrey S. Keuntjes	$25,000	10,000

(1)	All of the purchases were made through ECC Investment Partners LLC, a company controlled by Mr. Fairchild.
(2)
$375,000 was purchased by Jay-Mar Road Professional Court LLC, $100,000 was purchased by F&R Property, LLC, and $125,000 was purchased directly by Mr. Klismith.  Mr. Klismith controls both Jay-Mar Road Professional Court LLC and F&R Property, LLC.

Of the four officers and directors that participated in the offering, only Jeffrey S. Keuntjes continues to hold a Debenture.  All the others converted their Debentures into shares of our common stock in December 2008.

Director Independence

The Board of Directors has determined that the following members of the Board are independent under the applicable listing standards of the NASDAQ Stock Market: Daniel P. Wergin and Thomas J. Klismith.  In assessing the independence of the directors, the Board considers any transactions, relationships and arrangements between our Company and our independent directors or their affiliated companies.  This review is based primarily on responses of the directors to questions in a director and officer questionnaire regarding employment, business, familial, compensation and other relationships with our Company or our management.  In reviewing Mr. Klismith’s independence, the Board of Directors considered services rendered to our Company by Mr. Klismith’s accounting firm, as described further under “Conflicts of Interest and Related Party Transactions” herein.  There were no other transactions, relationships or arrangements between our Company and any of the independent directors or the independent directors’ affiliated companies that came to the attention of the Board during our review of the independence of directors that warranted additional review.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of our common stock.  Executive officers and directors are required to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such forms furnished to us, we believe that our executive officers and directors complied with all Section 16(a) filing requirements applicable to them during 2008, except for a Form 4 filing due on December 4, 2008 for 150,000 shares purchased by Daniel Wergin, a director, on December 2, 2008.  Mr. Wergin filed a Form 5 on February 17, 2009 to report the purchase of the shares.

Director Indemnification

Under the corporate laws of the State of Nevada and our Articles of Incorporation, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  Our Bylaws also provide for mandatory indemnification of our directors and executive officers, and permissive indemnification of our employees and agents, to the fullest extent permissible under Nevada law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholder Communications

Stockholders who wish to communicate directly with our Board of Directors should write to:

Energy Composites Corporation
4400 Commerce Drive,
Wisconsin Rapids, Wisconsin  54494
Attention: Board of Directors

Executive Officers

Information relating to our non-director executive officers is as follows:

Name	Age	Current Position with Company
Jeffrey S. Keuntjes	44	Vice President - Finance
Kenneth A. Iwinski	46	General Counsel and Secretary

The executive officers have provided the following information about themselves:

Jeffrey S. Keuntjes– Vice President - Finance.  Mr. Keuntjes has served as our Vice President - Finance since January 2009, and was our Controller since October 2008.  He was Controller of AFT since June 2007 and continues to serve as Chief Financial Officer of AFT.  From 2001 to June 2007, he served as a Senior Business Analyst for Domtar Industries, a pulp and paper manufacturer in Wisconsin.  Mr. Keuntjes’ background includes 19 years of progressively more responsible financial management responsibilities including several international assignments with Trane Company. Mr. Keuntjes is a member of the Institute of Management Accountants, has earned CSOX certification from the Sarbanes-Oxley Institute and holds BA and MBA degrees from the University of Wisconsin, Madison.

Kenneth A. Iwinski – General Counsel and Secretary.  Mr. Iwinski has served as our General Counsel and Secretary since October 2008 and has been General Counsel and Secretary of AFT since April 2008.  From May 2007 until April 2008, Mr. Iwinski was involved in the private practice of law.  From September 2006 to May 2007, he served as Managing Member and Counsel for Sun Prairie Solutions Group, LLC, an early stage aseptic manufacturing business focused on providing national production and distribution of functional beverages through a joint venture with a global branded food company.  From 1998 to September 2006, Mr. Iwinski served as Vice President - Legal and Secretary for Northland Cranberries, Inc., a publicly traded and vertically integrated food production, processing and sales business.  From 1992 until he joined Northland, Mr. Iwinski was an attorney with the business law firm of Meissner Tierney Fisher & Nichols, S.C., in Milwaukee, Wisconsin.  In addition to his comprehensive business law experience, Mr. Iwinski has significant experience in human resources, corporate governance, compliance and risk management.

The term of office of each officer ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualified.  The Board of Directors expects that it will elect the current officers (including those also currently serving as directors) to return to their positions as officers of our Company until the next annual meeting of stockholders.

We are not aware of any material proceedings to which any of the non-director executive officers, or any associate of any such officer, is a party adverse to us or has a material interest adverse to us or to any of our subsidiaries.  There are no family relationships between any of our non-director executive officers.  During the last five years, none of the non-director officers has (i) had any bankruptcy petition filed by or against any business of which such person was an officer; (ii) had any conviction in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Executive Compensation

The following table sets forth information regarding the remuneration of our chief executive officer and our executive officers that earned in excess of $100,000 per annum during any part of the last two completed fiscal years:

Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Samuel Fairchild, Chief Executive Officer and Director	2008	-	-	-	-	-
	2007	-	-	-	-	-
Jamie Mancl, President and Director	2008	$89,945	-	-	11,387 (1)	$101,332
	2007	$78,946	-	-	21,182 (2)	$100,128

(1)
Other compensation for Mr. Mancl during 2008 includes: (i) $8,262 paid for health insurance; (ii) $500 health savings account contribution; and (iii) $2,625 Simple IRA contribution.  Other income during 2008 excludes $1,493,628 consisting of: (i) $160,455 of net profit to M&W from the lease of the manufacturing facility to our Company; (ii) $24,153 of gross profit to FPF from the sale of fiberglass piping and fitting products to our Company; (iii) $4,800 representing the value of space within our manufacturing facility which was occupied by FPF on a rent free basis during 2008; and (iv) $1,304,220 gain from the sale of manufacturing plant to AFT.

(2)
Other compensation for Mr. Mancl during 2007 includes: (i) $13,791 paid for health insurance; (ii) $5,000 health savings account contribution; and (iii) $2,391 Simple IRA contribution.  Other income during 2007 excludes $187,087 consisting of: (i) $107,191 of net profit to M&W from the lease of the manufacturing facility to AFT; (ii) $35,165 of gross profit to FPF from the sale of fiberglass piping and fitting products to AFT; (iii) $1,707 representing the value of space within the AFT manufacturing facility which is occupied by FPF on a rent free basis; and (iv) $43,024 of pass-through income attributable to Mr. Mancl during 2007 as a result of his ownership and the S-Corporation status of AFT.

We do not have any outstanding unexercised options or equity incentive awards.

ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS

The second item to be acted upon at the Annual Meeting is the ratification of the Board of Directors’ selection of our independent registered public accounting firm.

The Board of Directors has appointed Carver Moquist & O’Connor, LLC (“Carver Moquist”) as our independent registered public accounting firm to examine our financial statements for the current fiscal year ending December 31, 2009 and to perform other appropriate accounting services.  Carver Moquist has served as our independent registered public accounting firm since October 23, 2008, and has no relationship with us other than that arising from their employment as our independent registered public accounting firm.

On October 23, 2008, we dismissed Kyle L. Tingle, CPA, LLC (“Tingle”) as our independent registered public accounting firm, effective immediately.

Tingle’s audit reports on our financial statements as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except a separate paragraph stating:

“The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern.  Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with Tingle’s audits for the years ended December 31, 2007 and 2006, there have been no disagreements with Tingle on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tingle’s satisfaction, would have caused Tingle to make reference in connection with their opinion to the subject matter of the disagreement, or “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

On October 23, 2008, we engaged Carver Moquist to audit our financial statements for the year ending December 31, 2008.  During the two most recent years and through the date hereof, we have not consulted with Carver Moquist regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Carver Moquist concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K or the related instructions thereto) or a reportable event.

While we are not required to do so, we are submitting the appointment of Carver Moquist to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009 for ratification in order to ascertain the views of our stockholders on this appointment.  If the appointment is not ratified, the Board of Directors will reconsider its selection.

Fees paid to Tingle during the last two years were as follows:

	2008	2007
Audit Fees	$1,800	$1,650
Audit-Related Fees	—	—
Tax Fees	—	300
All Other Fees	—	—
Total Fees	$1,800	$1,950

Fees paid to Carver Moquist during 2008 were as follows:

2008
Audit Fees (1)	$93,680
Audit-Related Fees (2)	57,446
Tax Fees	—
All Other Fees	—
Total Fees	$151,126

(1)
The amount billed to us for professional services related to the audit of our annual financial statements as of December 31, 2008 and included our quarterly report on Form 10-Q as of September 31, 2008.

(2)
This amount was billed to us for professional services provided primarily in connection with the Definitive Information Statement on Schedule 14C we filed in connection with the reverse acquisition of AFT.

The Board of Directors has considered whether the provision of the non-audit services described above by an external auditor is compatible with maintaining the auditor’s independence, and determined that these non-audit services are compatible with the required independence.  The Board of Directors pre-approves all services to be provided to our Company by the independent auditors.  This includes the pre-approval of (i) all audit services, and (ii) any significant (i.e., not de minimis) non-audit services.  Before granting any approval, the Board of Directors gives due consideration to whether approval of the proposed service will have a detrimental impact on the auditor’s independence.  All services provided by and fees paid to our independent auditors in 2008 and 2007 were pre-approved by the Board of Directors.

Representatives of Carver Moquist will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote “FOR” the ratification of Carver Moquist as our independent registered public accounting firm.  The affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Carver Moquist as our independent registered public accounting firm.

ITEM 3. EMPLOYEE STOCK PURCHASE PLAN

The third item to be acted upon at the Annual Meeting is the approval of the Energy Composites Corporation Employee Stock Purchase Plan (the “Plan”), adopted on April 14, 2009 by the Board of Directors.  The Board of Directors’ adoption of the Plan is subject to approval by the stockholders at the Annual Meeting.

We are establishing the Plan to encourage and facilitate the purchase of shares of our common stock by our employees by offering our shares at a discount to the market price.  The shares will be purchased by employees using accumulated payroll deductions.  The acquisition of shares of our common stock by employees allows us to offer additional incentives to employees and to attract and retain key personnel for the continued pursuit of our strategic plans.  This Plan is consistent with our philosophy of placing equity in the hands of employees in an effort to further instill stockholder considerations and values in the actions of our employees.

Summary of the Plan

The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is set out in Appendix A to this Proxy Statement.  Capitalized terms not identified herein shall have the meanings prescribed to them in the Plan.

Administration.  The Plan will be administered by a Committee appointed by the Board of Directors or directly by the Board of Directors (the “Committee”).  The Committee will have the discretionary power to construe, administer and interpret the Plan; to prescribe, amend and rescind administrative rules relating to the Plan; to set the provisions which will determine an employee’s ability to participate in the Plan and to take all other actions that are necessary or appropriate for administration of the Plan.  The Committee’s interpretations, rules and actions are final and binding.

Eligibility and Participation.  Enrollment in the Plan is extended to all eligible employees.  All our employees (including officers) are eligible to participate in the Plan if: (i) their customary employment is for more than 20 hours per week and five months per calendar year; and (ii) they have been an employee for at least three consecutive months.  No employee will be eligible under the Plan if participation in the Plan is prohibited by the law of any country that has jurisdiction over that employee or if compliance with the laws of the foreign jurisdiction would cause the Plan to violate Section 423 of the Code.

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the Plan are not determinable and it is not possible at this time to determine or indicate the number, names or positions of employees who will be provided with the opportunity to participate in the Plan or the number of shares of common stock which may be purchased by any employee under the Plan.

A Plan participant may withdraw at any time and receive a refund of all payroll deductions accumulated through the withdrawal date.  A withdrawn participant may re-enroll in the Plan at the beginning of the next offering period.

Common Shares Subject to the Plan.  The maximum number of shares of common stock that may be purchased under the Plan is 1,000,000 shares of common stock, subject to adjustment for stock splits, stock dividends, or other increases or decreases in outstanding common stock effected without consideration.  The common stock to be sold under the Plan may be either authorized but unissued shares or treasury shares.

In the event of any merger, consolidation, transfer of all or substantially of our assets, or liquidation and dissolution of our Company (other than one in which we are the surviving corporation or in which the surviving corporation assumes and continues the Plan), the funds then accumulated under the Plan shall immediately be used to purchase shares under the Plan prior to such event.

Purchases under the Plan.  Each participant may contribute to the Plan by making payroll deductions of not less than $10 per pay period.  The Committee may establish a maximum dollar amount or percentage that participants may deduct from payroll.  In no event will a participant be allowed to purchase stock with a fair market value of more than $25,000 in any calendar year.  A participant’s payroll deduction authorization will remain in effect for successive purchase periods unless terminated.  Participants may change their contributions at any time; however, the new payroll deduction election will take effect at the commencement of the next offering period.

On June 30 and December 31 of each year, each participant will purchase up to that number of shares of common stock purchasable during the six-month period beginning on January 1 and July 1 of such year.  The purchase price of common stock under the Plan will be equal to the lower of 85% of the fair market value of the shares on the first or last trading day of the six-month offering period.  The number of shares of common stock a participant purchases on each purchase date is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation by the purchase price; provided, however, that not more than 5,000 shares of common stock may be purchased during any offering period.

Limitations on Participation.  No participant may purchase common stock under the Plan if, after such purchase, the employee owns stock possessing five percent or more of the total combined voting power or value of all classes of our stock.  No participant may purchase common stock with a fair market value in excess of $25,000 in any calendar year under the Plan.  “Fair market value” means the closing sales price (or the closing bid, if no sales were reported) as reported by the stock exchange (or market on which our common stock is then traded or quoted) on the date on which shares are to be purchased, or, if the market is closed on such date, the trading day immediately prior thereto.

If the aggregate purchase of shares of common stock during an offering period exceeds the maximum aggregate number available under the Plan, then, a pro rata allocation of the shares of common stock available will be made.

Book Entry of Shares, Custodian, Withdrawal of Shares.  As soon as practicable after each purchase date, the Committee will apply the shares of common stock purchased in book entry form to each participant’s account held by a custodian selected by the Committee.  The Committee may require that shares be retained with the custodian for a designated period of time to permit tracking of disqualifying dispositions (as defined by Code Section 423 and the associated rules and regulations) of the shares.  After the custodial holding period established by the Committee, participants may direct the custodian, subject to applicable securities laws, to deliver to the participant all or part of the shares held by the custodian in his or her account to the participant.

Rights Not Transferable.  The rights or interests of any participant in the Plan, or in any common stock or cash to which he or she may be entitled under the Plan, are not transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than by will or the laws of descent and distribution.  If a participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will or the laws of descent and distribution, the act will be treated as an automatic withdrawal from the Plan.

Termination, Change of Employment Status, Leaves of Absence, Death.  Termination of a participant’s employment for any reason, including disability or death, or the failure of the participant to remain continuously employed by the Company for at least 20 hours per week, will terminate his or her participation in the Plan immediately.  The payroll deductions credited to the participant’s account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

Approved leaves of absence will not terminate participation in the Plan.  Plan participation shall be immediately terminated for employees that do not return to work immediately after an approved leave of absence.  Plan participation will terminate 90 days after an employee goes on leave, unless a contract or law guarantees such employee’s right to return to work after the 90th day of leave.

Amendment and Termination of the Plan.  The Board of Directors has the authority to amend or terminate the Plan, except that no such action may increase the number of shares available under the Plan without first obtaining stockholder approval.  Unless sooner terminated, the Plan will terminate 10 years after its approval by the stockholders.

Upon termination of the Plan, the Board of Directors will terminate payroll deductions and refund all amounts contributed by participants or refund all amounts after the purchase of common stock.

Federal Income Tax Consequences

The following is a brief summary of certain of the United States federal income tax consequences relating to the Plan based on federal income tax laws currently in effect.  This summary applies to the Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees.  The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof.  This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.  The Plan is not qualified under Section 401(a) of the Code.  The Plan, and the right of Participants to make purchases thereunder, is intended to qualify under the provisions of Code Section 423.

United States Federal Income Tax Consequences to Participants.  A participant’s payroll deductions to purchase shares of our common stock are made on an after-tax basis.  There is currently no federal income tax liability to the participant when shares of our common stock are purchased pursuant to the Plan.  However, the participant may incur federal income tax liability upon disposition (including by way of gift) of the shares acquired under the Plan.  The participant’s United States federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition (as these terms are defined by Code Section 423 and the associated rules and regulations) as described below.

If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs two years after the first day of the offering period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant’s death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the Plan or (ii) 15% of the fair market value of the shares at the date of grant (the beginning of the applicable offering period).  Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain.  If the shares are sold at less than the purchase price, then there will be no ordinary income.  Instead, the participant will have a long-term capital loss equal to the difference between the sales price and the purchase price paid under the Plan.

If a disqualifying disposition of the shares is made by the participant (i.e., a disposition, other than by reason of death, that occurs before two years after the first day of the offering period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of purchase over the purchase price paid for the shares under the Plan (even if no gain is realized on the sale or if a gratuitous transfer is made).  Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

United States Federal Income Tax Consequences to our Company.  In general, we are not entitled to a deduction for amounts taxed to a participant.  Our Company will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Plan.  In such case, we can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Section 280G of the Code, (ii) any applicable reporting obligations are satisfied, and (iii) the one million dollar limitation of Section 162(m) of the Code is not exceeded (if applicable).

Our Board unanimously recommends a vote “FOR” the proposal to approve and adopt the Energy Composites Corporation Employee Stock Purchase Plan.  Approval of the Plan requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting.

ADDITIONAL INFORMATION

Stockholder Proposals

The 2010 Annual Meeting of Stockholders is scheduled to be held on June 1, 2010.  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to our Company Secretary in a timely manner.  In order to be included in the proxy statement for the 2010 Annual Meeting of Stockholders, stockholder proposals must be received by our Company Secretary no earlier than February 2, 2010 and no later than March 4, 2010, and must otherwise comply with the requirements of our Bylaws and Rule 14a-8.  No such stockholder proposals have been received for the 2009 Annual Meeting of Stockholders.

If a stockholder who has notified the Company Secretary of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the proposal will not be presented for a vote at such meeting.

Stockholder Nominations of Directors

If a stockholder wishes to nominate an individual as a candidate for election to the Board of Directors, the stockholder must submit a proper and timely nomination to the Company Secretary.  In order to nominate a director for the 2010 Annual Meeting of Stockholders, stockholder nominations must be received by our Company Secretary no earlier than February 2, 2010 and no later than March 4, 2010.  No such stockholder nominations have been received for the 2009 Annual Meeting of Stockholders.

A proper stockholder nomination for director must include the following information:

1.	Nominee Information:
a.	The name, age, business address and residence address of each nominee.
b.	The principal occupation or employment of each nominee.
c.	The class and number of Company shares which are beneficially owned by each nominee on the date of such stockholder’s notice.
d.
Any other information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor statute thereto (including, without limitation, each nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

2.	Nominating Stockholder Information:
a.	The name and address, as they appear on the Company’s books, of the nominating stockholder and any other stockholders known by such stockholder to be supporting each nominee.
b.	The class and number of Company shares which are beneficially owned by the nominating stockholder on the date of such stockholder’s notice.
c.
A representation that the stockholder is a holder of record of Company stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

3.	Related Agreements and Understandings:
a.
A description of all arrangements or understandings between the nominating stockholder and each nominee and other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder.

If a stockholder who has notified the Company Secretary of his intention to make a nomination at an annual meeting does not appear or send a qualified representative to make his nomination at such meeting, the nominee will not be included on the ballot distributed at the meeting.

Annual Report to Stockholders

Our Annual Report on Form 10-K for the year ended December 31, 2008 accompanies this proxy statement and is also available for viewing on the Internet at www.vfnotice.com/energycomposites.  The Annual Report contains financial statements audited by Carver Moquist, our independent registered public accounting firm.  The Annual Report is not to be considered as a part of the proxy solicitation material or as having been incorporated by reference.  If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits.  You can request exhibits to the Form 10-K by writing to our Company Secretary at Energy Composites Corporation, 4400 Commerce Drive, Wisconsin Rapids, Wisconsin  54494.

Questions

If you have any questions or need more information about the annual meeting, write to:

Energy Composites Corporation
4400 Commerce Drive,
Wisconsin Rapids, Wisconsin  54494
Attention: Company Secretary

or call us at (800) 787-5439 or (715) 421-2060.

By Order of the Board of Directors,

/s/ Samuel W. Fairchild

Samuel W. Fairchild
Chief Executive Officer and Director

April 30, 2009

APPENDIX A

ENERGY COMPOSITES CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

As Approved and Effective _______________, 2009

A-i

SECTION 14.	AMENDMENT, SUSPENSION OR TERMINATION		5
	(a)	Amendment	5
	(b)	Suspension or Termination	5

SECTION 15.	REPORTS AND NOTICES		5
	(a)	Statements	5
	(b)	Notices	5

SECTION 16.	TERM OF PLAN		5

SECTION 17.	DEFINITIONS		5
	(a)	Act	5
	(b)	Accumulation Period	5
	(c)	Board	6
	(d)	Code	6
	(e)	Committee	6
	(f)	Company	6
	(g)	Compensation	6
	(h)	Corporate Reorganization	6
	(i)	Designated Agent Holding Period	6
	(j)	Eligible Employee	6
	(k)	Exchange Act	6
	(l)	Fair Market Value	6
	(m)	Offering Period	7
	(n)	Participant	7
	(o)	Participating Company	7
	(p)	Plan	7
	(q)	Plan Account	7
	(r)	Purchase Price	7
	(s)	Stock	7
	(t)	Subsidiary	7

A-ii

ENERGY COMPOSITES CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1.  PURPOSE OF THE PLAN.

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Stock by current and future Eligible Employees and to provide such Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions.  The Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Code and shall be administered, interpreted and construed in accordance with such provisions.

SECTION 2.  ADMINISTRATION OF THE PLAN.

(a)  Authority.  The Plan shall be administered by the Committee.

(b)  Responsibilities.  The Committee shall have full authority to construe, interpret and apply the terms of the Plan, determine eligibility, make decisions relating to the operation of the Plan and resolve any claims arising under the Plan.  The Committee may adopt such rules, guidelines and forms as it deems necessary or appropriate to implement and administer the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.  The Company shall pay all costs of administration of the Plan.

SECTION 3.  ENROLLMENT AND PARTICIPATION.

(a)  Offering Periods.  During the term of the Plan, two Offering Periods shall commence in each calendar year.  The Offering Periods shall consist of the six-month periods commencing on each January 1 and July 1.  Notwithstanding the foregoing, the first Offering Period under the Plan will commence on the day on which a registration statement under the Act with respect to Stock to be purchased hereunder shall be effective and end on the earlier of the next June 30 or December 31 thereafter.

(b)  Accumulation Periods.  An Accumulation Period shall run concurrent with each Offering Period.

(c)  Enrollment.  Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee.  The enrollment form shall be filed with the Company at the designated location, or with the designated person, before the start date of such Offering Period.

(d)  Duration of Participation.  Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Accumulation Period in which his or her employee contributions were discontinued under Section 8(b).  A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.  A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee.

(e)  Applicable Offering Period.  For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

(i)           Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) re-enrollment for a subsequent Offering Period under Paragraph (ii) below.

(ii)           When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 4.  EMPLOYEE CONTRIBUTIONS.

(a)  Frequency of Payroll Deductions.  A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions.  Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b)  Amount of Payroll Deductions.  An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock, but not less than $10 for each pay period.  The Committee may determine, in its sole discretion, to establish a maximum dollar amount or percentage of Compensation Participants may authorize for payroll deductions during any Accumulation Period or calendar year.  Any such limit established by the Committee shall apply to all Participants and meet the requirements of Section 423 of the Code.

(c)  Changes in Payroll Deductions.  If a Participant wishes to change the rate of payroll deductions, he or she may do so by filing a new enrollment form with the Company at the designated location, or with the designated person, at any time.  The new payroll deduction rate shall be effective for the next Offering Period.

(d)  Tax Withholding.  Payroll deductions under the Plan are subject to income and employment tax withholding.  By executing an enrollment form, each Participant agrees that such income and employment tax withholding may be deducted from other Compensation of the Participant.

SECTION 5.  WITHDRAWAL FROM THE PLAN.

(a)  Withdrawal.  A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the designated location, or with the designated person, at any time before the last day of an Accumulation Period.  As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest.  No partial withdrawals shall be permitted.

(b)  Re-Enrollment After Withdrawal.  A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c).  Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.

(a)  Termination of Employment.  Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a).  A transfer from one Participating Company to another shall not be treated as a termination of employment.

(b)  Change in Employment Status.  If a Participant’s customary employment drops below five months per calendar year or less than 20 hours per week, such change in employment status shall be treated as an automatic withdrawal from the Plan under Section 5(a).

(c)  Leave of Absence.  For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Participating Company in writing.  Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work.  Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(d)  Death.  In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate.  Such form shall be valid only if it was filed with the Company at the designated location, or with the designated person, before the Participant’s death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a)  Plan Accounts.  The Company shall maintain a Plan Account on its books in the name of each Participant.  Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account.  Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Participating Company’s general assets and used for or applied to any corporate purpose.  No interest shall accrue on the amounts deducted from a Participant’s Compensation or credited to Plan Accounts.

(b)  Purchase Price.  The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

(i)           85% of the Fair Market Value of such share on the first trading day in such Accumulation Period; or

(ii)           85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(c)  Number of Shares Purchased.  As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a).  The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account.  The foregoing notwithstanding, no Participant shall purchase more than 5,000 shares of Stock with respect to any Offering Period nor the amounts of Stock set forth in Sections 8(b) and 13(a).  The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share. In the event any fractional share is rounded down to the next lower whole share, the amount of the Participant’s Plan Account that is not sufficient to purchase a whole share shall be retained in the Plan Account for the next Accumulation Period unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a).

(d)  Available Shares Insufficient.  In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e)  Issuance of Stock.  A Participant in the Plan initially will hold his or her shares in book entry form through an agent designated by the Committee.  As soon as reasonably practicable after the close of the applicable Accumulation Period, the Company shall deliver the purchased shares to the agent designated by the Committee to hold shares for Participants. The Committee may establish a Designating Agent Holding Period to permit the tracking of disqualified dispositions of purchased shares.  A Participant may, after the expiration of the Designated Agent Holding Period, request that the agent deliver to him or her a certificate for the shares held for his or her account.

(f)  Unused Cash Balances.  Except as provided in Section 7(c), an amount remaining in the Participant’s Plan Account at the end of an Accumulation Period shall be refunded to the Participant in cash, without interest.

(g)  Stockholder Approval.  Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.

(a)  Five Percent Limit.  Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company.  For purposes of this Subsection (a), the following rules shall apply:

(i)           Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii)           Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii)           Each Participant shall be deemed to have the right to purchase 5,000 shares of Stock under this Plan with respect to each Offering Period.

(b)  Dollar Limit.  Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of $25,000 during any calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company). For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased.  Employee stock purchase plans not described in section 423 of the Code shall be disregarded.  If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Accumulation Period ending in the next calendar year (if he or she then is an Eligible Employee).  The limitations set forth in this Subsection are in addition to any other limitation the Committee may establish from time to time.

SECTION 9.  RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution.  If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11.  NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period and are delivered to the agent designated by the Committee.

SECTION 12.  SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless a registration statement under the Act with respect to such shares shall be effective and the issuance and delivery of such shares otherwise comply with (or are exempt from) all applicable requirements of law, including without limitation the Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13.  STOCK OFFERED UNDER THE PLAN.

(a)  Authorized Shares.  The number of shares of Stock available for purchase under the Plan shall be 1,000,000 (subject to adjustment pursuant to this Section 13).  Stock subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.

(b)  Anti-Dilution Adjustments.  Subject to any required action by the stockholders of the Company and the 5,000-share limitation described in Section 7(c), the aggregate number of shares of Stock offered under the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification, or any other increase or decrease in the number of shares of Stock effected without receipt or payment of consideration by the Company.

(c)  Reorganizations.  Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is continued or assumed by the surviving corporation or its parent corporation.  The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14.  AMENDMENT, SUSPENSION OR TERMINATION.

(a)  Amendment.  The Board may at any time and without notice amend the Plan in any respect; provided, however, that no amendment shall be made without the approval of the stockholders of Company to increase the aggregate number of shares of Stock which may be issued under the Plan (other than as provided in Section 13) or for which stockholder approval is required under applicable tax, securities or other laws.

(b)  Suspension or Termination.  The Plan and all rights of Participants under any offering hereunder may be terminated or suspended at any time and without notice at the discretion of the Board. Upon any suspension or termination of the Plan, all amounts in Plan Accounts shall in the sole discretion of the Committee be either (i) refunded to Participants in total or (ii) refunded to Participants to the extent not used to purchase Stock.  Such suspension or termination may be made without the approval of the stockholders of the Company or the consent of any Participant.

SECTION 15.  REPORTS AND NOTICES.

(a)  Statements.  Statements of account shall be provided to Participants at least annually, which statements shall set forth the amounts deducted from a Participant’s Compensation, the Purchase Price for Stock purchased under the Plan on the last day of each Accumulation Period, the number of shares of Stock purchased under the Plan on the last day of each Accumulation Period and such other information as the Committee may deem appropriate.

(b)  Notices.  All notices or other communications by an Eligible Employee or Participant to a Participating Company under or in connection with the Plan shall be deemed given when received by the Participating Company at the location, or by the person, designated by the Participating Company.

SECTION 16.  TERM OF PLAN.

The Plan shall continue in effect for a term of ten (10) years following the date of adoption by the Board, unless sooner terminated pursuant to Section 14.

SECTION 17.  DEFINITIONS.

(a)  “Act” means the Securities Act of 1933, as amended.

(b)  “Accumulation Period” means the period during which contributions may be made by Participants toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

(c)  “Board” means the Board of Directors of the Company, as constituted from time to time.

(d)  “Code” means the Internal Revenue Code of 1986, as amended.

(e)  “Committee” means the Board or, to the extent permitted by law, such committee consisting exclusively of one or more officers or directors of the Company as may be appointed by the Board from time to time.  Nothing herein shall be construed as obligating the Board to delegate authority under the Plan, and the Board may at any time rescind the authority delegated to a committee appointed hereunder or appoint a new committee.

(f)  “Company” means Energy Composites Corporation, a Nevada corporation.

(g)  “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code.  “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items.  The Committee shall determine whether a particular item is included in Compensation.

(h)  “Corporate Reorganization” means:

(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization (other than one in which the Company is the surviving entity); or

(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(i)  “Designating Agent Holding Period” means a reasonable period of time that purchased shares of Stock must be retained by an agent designated by the Committee to hold shares of Stock in book entry form on behalf of Participants in order to permit the tracking of disqualified dispositions of Stock.

(j)  “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i)	His or her customary employment is for more than five months per calendar year and for more than 20 hours per week; and

(ii)	He or she has been an employee of a Participating Company for not less than three consecutive months.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirement of section 423 of the Code.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)  “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i)
If the Stock was traded on The Nasdaq National Market or the Over-the-Counter Bulletin Board on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such quotation service;

(ii)	If the Stock was traded on a stock exchange on the date in question, then the Fair Market

Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by The Nasdaq National Market, the Over-the-Counter Bulletin Board or a stock exchange.  Such determination shall be conclusive and binding on all persons.

(m)  “Offering Period” means the period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(n)  “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

(o)  “Participating Company” means (i) the Company and (ii) each present or future Subsidiary of the Company.

(p)  “Plan” means this Energy Composites Corporation Employee Stock Purchase Plan, as it may be amended from time to time.

(q)  “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(r)  “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(s)  “Stock” means the $0.001 par value common stock of the Company.

(t)  “Subsidiary” means a “subsidiary corporation” as defined under Section 424(f) of the Code.

## VOTING BY MAIL

Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER

CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

**X** **Please mark votes as in this example.**

**The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3.**

| | FOR | WITHHELD |
|---|---|---|
| 1. ELECTION OF DIRECTORS:<br>Samuel W. Fairchild<br>Jamie Lee Mancl<br>Jennifer Lynn Mancl<br>Daniel P. Wergin<br>Thomas J. Klismith | ☐ | ☐ |

For all nominees, except for nominees written below.

Nominee exception(s) ______________________________

4. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

**AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.**

Dated ______________________________, 2009

______________________________
Signature(s)

______________________________
Signature(s)

NOTE: Please sign EXACTLY as your name(s) appear(s) on the proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

0126UA

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

## ENERGY COMPOSITES CORPORATION

### THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENERGY COMPOSITES CORPORATION

P R O X Y

Samuel W. Fairchild and Kenneth A. Iwinski, or any of them, each with the power of substitution, are hereby authorized to represent and vote all the shares of the undersigned held of record on April 30, 2009, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders to be held on June 2, 2009, and any adjournments thereof.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no directions are given, this proxy will be voted for the matters set forth on the reverse side. The proxy holders named will vote in their discretion on any other matter that may properly come before the meeting.**

**Please mark, sign, date and return this proxy promptly by enclosing this proxy in the return envelope provided and mailing it.**

SEE REVERSE SIDE